UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2005

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 7, 2005, Borland Software Corporation (“Borland” or the “Company”) issued a press release announcing preliminary financial results for the first quarter of 2005. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this report and the exhibits attached hereto shall not be deemed “filed” by Borland for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Except as shall be expressly set forth by specific reference in such filing, the information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Borland, whether made before or after the date hereof regardless of any general incorporation language in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities

On April 7, 2005, the senior executive officers of Borland authorized restructuring actions with respect to an underutilized facility and consolidation of sales management and other personnel. The Company currently estimates that the total costs to be incurred in connection with these restructuring actions will be approximately $14 million. Of this total, the Company estimates that approximately $12.5 million will represent facilities-related expenses and $1.5 million will relate to one–time severance-related expenses, as more fully described below. Substantially all of these costs will require the outlay of cash, although the timing of lease payments relating to leased facilities will be unchanged by the restructuring action.

The personnel actions are expected to be completed within the second quarter of 2005. An estimated $1.5 million will be recorded in the second quarter of 2005 for one-time severance-related expenses, all of which will be cash expenditures.

In addition to the severance actions outlined above, the restructuring will include the consolidation of underutilized facilities in Scotts Valley, California. The Company expects to consolidate its office space within its Scotts Valley, California facility located at 100 Enterprise Way (“Enterprise Way Facility”) by exiting a portion of that building. The Company currently estimates that facilities-related expenses will be approximately between $150,000 and $250,000 in the second quarter of 2005 which include future lease payments relating to the exit of a portion of the building and modest charges associated with moving expenses. These facilities-related charges will result in future cash expenditures over the remaining approximate 4  1/2 years of the Enterprise Way lease. The Company will accrete its obligations related to the facility exit charge to the then present value, and accordingly, will recognize additional accretion expense as a restructuring charge over the remaining 4  1/2-year term of the Enterprise Way lease. The Company expects the accretion charge to be approximately $1.5 million over the remaining lease term. The consolidation is expected to be completed by the end of the second quarter of 2005.

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Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release of Borland Software Corporation dated April 7, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION
(Registrant)

Date: April 7, 2005	By:	/s/ Kenneth R. Hahn
Kenneth R. Hahn, Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Borland Software Corporation dated April 7, 2005.

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